CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated July 11, 2002, relating to the financial statements and financial highlights of John Hancock Strategic Income Fund and John Hancock High Income Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
September 26, 2002